UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 4, 2014

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President
On December 4, 2014, NMI Holdings, Inc. (the "Company") promoted John ("Jay") Sherwood, Jr. to President of the Company, effective January 1, 2015. Prior to becoming President, Mr. Sherwood, age 45, will continue to serve as Executive Vice President, Chief Financial Officer of the Company, which position he has held since 2012. Previously, Mr. Sherwood was a managing director at Eastbourne Capital Management, L.L.C., a private investment manager, from 2005 to 2010. Prior to that, Mr. Sherwood served as managing director at Robertson Stephens Investment Management and, subsequently, RS Investments, a mutual fund manager, from 1995 to 2005, where he was a securities analyst and co-portfolio manager of two mutual funds. From 1993 to 1995, Mr. Sherwood was a staff accountant and senior auditor for Deloitte LLP. He holds a B.A. from the University of California, Los Angeles.
As President, Mr. Sherwood will continue his employment under the terms of his existing employment agreement, except that his annual base salary will increase from $400,000 to $450,000. Mr. Sherwood will also be eligible for a long-term target bonus of $600,000, conditioned upon the attainment of certain performance conditions and subject to the discretion of the Company's Board of Directors (the "Board"). For a description of Mr. Sherwood's employment agreement and severance benefits, please see the Company's Proxy Statement filed with the U.S. Securities and Exchange Commission on March 26, 2014, which description is incorporated herein by reference.
There are no reportable family relationships between Mr. Sherwood and any of the Company's officers or directors or reportable related-party transactions under Item 5.02 of Form 8-K.
Concurrent with Mr. Sherwood's appointment to serve as President of the Company, effective January 1, 2015, Bradley M. Shuster will no longer serve as President of the Company. Mr. Shuster will continue to serve as the Company's Chief Executive Officer and Chairman of the Board.
Appointment of CFO
On December 4, 2014, the Company also announced the appointment of Glenn Farrell as Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2015.
Prior to joining the Company, Mr. Farrell, age 62, served as Chief Financial Officer for TerraLogix Group, LLC, a private waste-to-energy company, from 2013 to 2014. From 1989 to 2012, he was an engagement partner in the audit practice of KPMG LLP ("KPMG"). Prior to 2009, he held various positions with KPMG, including partner-in-charge for its Northern California business unit, member of the leadership team for Western Area assurance, leader of the Northern Pacific Area for food and packaged goods, and Northern California geographic leader for the manufacturing practice. In his roles at KPMG, he was responsible for overseeing SEC reporting, business process analysis, Sarbanes-Oxley compliance and mergers and acquisitions. Mr. Farrell is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants and is licensed in the State of California. He holds a B.A. in mathematics from Amherst College, Massachusetts, and an M.B.A. in finance and accounting from The Anderson School of Management - University of California, Los Angeles. Mr. Farrell is a member of the board of directors of the YMCA of San Francisco, and is a director emeritus of Goodwill Industries of San Francisco.
In connection with Mr. Farrell's appointment as the Company's Executive Vice President and Chief Financial Officer, the Company and Mr. Farrell have entered into an offer letter, effective December 4, 2014. The offer letter provides that Mr. Farrell’s employment with the Company will be on an at-will basis. Mr. Farrell will receive an annual base salary of $375,000, subject to annual review, and will be eligible to participate in the Company’s benefit plans and executive perquisite program, at the rate of $30,000 per year. With respect to calendar year 2015 and thereafter, Mr. Farrell will be eligible for an annual discretionary cash bonus with a target bonus equal to 75% of his base salary. Beginning in 2015, Mr. Farrell will be eligible to receive equity grants under the Company's 2014 Omnibus Incentive Plan (the "Plan") when such grants are made to other senior executives. Subject to Mr. Farrell meeting or exceeding management's expectations, the Company has agreed to recommend to the Compensation Committee of the Board at the next regular meeting when it considers annual employee equity awards that Mr. Farrell be considered for an annual equity-based award under the Plan with a grant date fair market value equivalent to approximately one hundred percent (100%) of his annual base salary.
If Mr. Farrell's employment with the Company is terminated without "Cause" within twelve months of a "Change in Control" (each as defined in the Plan), Mr. Farrell will be entitled to a lump sum cash payment following such termination equal to the sum of (i) his earned base salary through the date his employment terminates, to the extent not yet paid, (ii) any annual cash bonus payment earned for the completed calendar year prior to the date of termination (other than any deferred portion of such bonus, which will be paid in accordance with the applicable deferral arrangement), (iii) one and a half times the sum of his (A) base salary and (B) target discretionary bonus, in each case, as in effect immediately prior to the termination and (iv) any other vested amounts or benefits that the Company is required to pay or provide or for which he is eligible to receive from the Company through the date of the termination.
There are no reportable family relationships between Mr. Farrell and any of the Company's officers or directors or reportable related-party transactions under Item 5.02 of Form 8-K.
The foregoing summary of the offer letter is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 4, 2014, the Board approved amendments to the Company's Second Amended and Restated Bylaws and adopted the Company's Third Amended and Restated Bylaws (the "Bylaws"), effective December 4, 2014. Among other things, the Bylaws include amendments that permit the Board to appoint separate persons to the positions of Chief Executive Officer and President of the Company. Prior to these amendments, the Bylaws required the two positions to be held by the same person.
The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On December 9, 2014, the Company issued a press release announcing that effective January 1, 2015, Mr. Sherwood will assume the position of the Company’s President and Mr. Farrell will assume the position of the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. The information disclosed under this Item and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.
3.1    NMI Holdings, Inc. Third Amended and Restated Bylaws, effective December 4, 2014
10.1    Offer Letter by and between NMI Holdings, Inc. and Glenn Farrell, effective December 4, 2014
99.1*    NMI Holdings, Inc. News Release dated December 9, 2014.

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: December 9, 2014
By: /s/ Nicole C. Sanchez
Nicole C. Sanchez
Vice-President, Assistant
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	NMI Holdings, Inc. Third Amended and Restated Bylaws, effective December 4, 2014
10.1	Offer Letter by and between NMI Holdings, Inc. and Glenn Farrell, effective December 4, 2014
99.1*	NMI Holdings, Inc. News Release dated December 9, 2014

*Furnished herewith.

5